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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 MARCH 24, 2000



                               NEOFORMA.COM, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                        000-28715               77-0424252
---------------                  ----------------        -----------------
(State or other                  (Commission File        (I.R.S.  Employer
jurisdiction of                      Number)            Identification Number)
incorporation)


                  3255-7 Scott Boulevard, Santa Clara, CA 95054
                    ----------------------------------------
                    (Address of principal executive offices)


               Registrant's telephone number, including area code:
               ---------------------------------------------------
                                 (408) 654-5700


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Item 5. Other Events

        On March 24, 2000, the Registrant entered into an Agreement and Plan of Merger (the "Agreement") by and among the Registrant, Augustacorp, Inc., a wholly owned subsidiary of the Registrant and EquipMD, Inc. ("EquipMD"). Under the terms of the agreement, the Registrant will acquire all of the outstanding capital stock and options of EquipMD for approximately 5.4 million shares of the Registrant's common stock. Consummation of the acquisition, which will be accounted for as a purchase transaction, is expected in the second quarter of this year, subject to customary closing conditions.

        A copy of the press release announcing the execution of the Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

        (c) Exhibits:

            Exhibit 2.1 Agreement and Plan of Merger, dated March 24, 2000, between the Registrant and EquipMD.

            Exhibit 99.1 Press release announcing the execution of the Agreement.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NEOFORMA.COM, INC.


                                   By:   /s/ Frederick J. Ruegsegger
                                      ----------------------------------------
                                   FREDERICK J. RUEGSEGGER
                                   Chief Financial Officer and Secretary
Dated:   March 31, 2000